                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                          FIRST COMMERCIAL CORPORATION
      ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      ------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title or each class of securities to which transaction applies:
         ---------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------------
    (5)  Total fee paid:
         ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
         ---------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:
         ---------------------------------------------
    (3)  Filing Party:
         ---------------------------------------------
    (4)  Date Filed:
         ---------------------------------------------

                        FIRST COMMERCIAL CORPORATION
                          400 West Capitol Avenue
                        Little Rock, Arkansas  72201

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD
                               April 15, 1997
                          ------------------------

To the Shareholders of First Commercial Corporation:

    Notice is hereby given that the annual meeting of shareholders of First Commercial Corporation ("Company") will be held at the DoubleTree Hotel, Grand Ballroom, 424 West Markham Street, Little Rock, Arkansas, on Tuesday, April 15, 1997, at 3:00 p.m. local time for the following purposes:

      1.  To elect six (6) Directors.

      2. To consider and act upon a proposal to approve and ratify the adoption of the 1997 Incentive Stock Plan.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record on February 20, 1997, will be entitled to vote at the meeting or any adjournment thereof.

    The Company's Proxy Statement and 1996 Annual Report to Shareholders are enclosed.

    Shareholders are cordially invited to attend the meeting in person. Management requests that you sign and return the enclosed proxy card as promptly as possible, regardless of whether or not you plan to be present in person. A postage paid envelope is enclosed for your convenience in returning your proxy.

                                         By Order of the Board of Directors,

                                           /s/ Donna Rogers

                                         Donna B. Rogers, Secretary
Little Rock, Arkansas
March 17, 1997

                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING BY WRITTEN NOTICE TO THE SECRETARY OF THE BOARD OF DIRECTORS OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         FIRST COMMERCIAL CORPORATION
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                         ----------------------------
                                PROXY STATEMENT
                         ANNUAL SHAREHOLDERS MEETING
                                April 15, 1997
                         ----------------------------
         Approximate date proxy material first sent to shareholders:
                                March 17, 1997

                           SOLICITATION OF PROXIES

    This Proxy Statement is furnished to the shareholders of First Commercial Corporation ("Company") in connection with solicitation of proxies for the purposes stated herein by the Company's Board of Directors for use at the annual meeting of shareholders ("Annual Meeting") to be held at the DoubleTree Hotel, Grand Ballroom, 424 West Markham Street, Little Rock, Arkansas, on April 15, 1997, at 3:00 p.m. local time, or any adjournment thereof. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or employees of the Company. All expenses incurred in such solicitation will be paid by the Company. The shares represented by proxy will be voted in accordance with the directions therein, unless the proxy is received in such form or at such time as to render it ineligible to be voted or unless properly revoked. If no directions are given in the proxy, it will be voted "FOR" all of the proposals identified in the proxy and discussed herein. If other matters of business properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment on such matters.

                              REVOCATION OF PROXY

    The Company encourages the personal attendance of shareholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the same by so informing, in writing, the Secretary of the Board of Directors of the Company at any time prior to its use or by attending the meeting and voting in person.

    The proxy shall not confer the authority to vote at any meeting of shareholders other than the Annual Meeting or any adjournment thereof.

        OUTSTANDING SHARES; VOTING RIGHTS; VOTE REQUIRED FOR APPROVALS

    At the close of business on February 20, 1997, the record date for the meeting, the Company had outstanding 30,177,849 shares of $3.00 par value per share common stock, each of which is entitled to one vote on all matters to be presented at the Annual Meeting. Each nominee for Director, to be elected, must receive a plurality of the votes cast for that position. Cumulative voting for directors is not permitted. Approval and ratification of the Board of Directors' adoption of the 1997 Incentive Stock Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. If shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will count toward the existence of a quorum.

                         PRINCIPAL HOLDERS OF SHARES

    Listed in the following table are those shareholders, as of February 20, 1997, who owned beneficially more than 5% of the Company's common stock and the number of shares owned by the named executive officers in the Summary Compensation Table and by all Directors and Executive Officers as a group:

                                                                                  Percentage of
                       Name and Address of                     Amount of          Common Stock
                         Beneficial Owner                 Beneficial Ownership     Outstanding
             -----------------------------------------    --------------------    -------------
               Charles H. Murphy......................          1,796,193                5.95%
               Union Building, Suite 400
               El Dorado, Arkansas

               Barnett Grace .........................            431,928 <F1>           1.43%

               Jack Fleischauer, Jr. .................             12,897 <F2>            .04%

               Edwin P. Henry ........................            122,973 <F3>            .41%

               Neil S. West ..........................             17,387 <F4>            .06%

               Howard M. Qualls ......................             37,152 <F5>            .12%

               All Directors and Executive Officers
                as a Group ...........................          5,609,210 <F6>          18.44%
----------

<F1> For information with regard to form of ownership, see the footnotes to the table that appears in
     "Election of Directors."

<F2> Includes an interest in 910 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 11,863 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F3> Includes an interest in 27,492 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 82,093 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F4> Includes an interest in 1,589 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 15,384 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F5> Includes an interest in 2,185 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 1,262 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F6> Includes interests in 96,526 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 236,703 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

                             ELECTION OF DIRECTORS

    Six (6) persons have been nominated for election as directors at the Annual Meeting to serve for a term of three years, with the exception of Directors Bowen and Cupp, who have been nominated for a term of one year. Such persons and the eight (8) directors whose terms have not expired will serve as the full Board of Directors of the Company. Should any of the nominees listed below become unavailable for election for any reason, presently unknown, the persons named in the enclosed proxy will vote for the election of such other person or persons as management may recommend. For information regarding the composition of the Company affiliate banks' Boards of Directors, see the listing in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

    The following table presents for each nominee for directorship and each director whose term will continue after the election his or her principal occupation, the number of shares of common stock of the Company beneficially owned at February 20, 1997, and certain other information.

                                                                                       Percentage
                                                                      Common Stock       of Common
           Name and Principal Occupation                 Director     Beneficially         Stock
                 or Employment<F1>                Age     Since         Owned<F2>       Outstanding
         -------------------------------------   -----   --------   -----------------   -----------
     (D) John W. Allison
         President and Chief Executive
         Officer, Spirit Homes, Inc.               50      1985       738,018<F4>           2.45%

     (C) Truman Arnold
         Chairman and Chief Executive
         Officer, Truman Arnold Companies, Inc.    59      1994       910,426<F5>           3.02%

     (B) William H. Bowen
         Retired Chairman of the Company;
         Dean, University of Arkansas at
         Little Rock School of Law                 73      1971       659,904<F3><F6>       2.19%

     (A) Peggy Clark
         Manager/Partial Owner,
         Clark Timberlands                         47      1994         1,483                .01%

     (A) Robert G. Cress
         Chairman and Chief Executive Officer,
         J.A. Riggs Tractor Company                64      1985        27,722                .09%

     (B) Cecil W. Cupp, Jr.
         Retired Chairman,
         Arkansas Bank & Trust Company             72      1990       744,603<F7>           2.46%

     (D) Barnett Grace
         Chairman, President and Chief Executive
         Officer of the Company                    52      1981       431,928<F3><F8>       1.43%

     (C) Frank D. Hickingbotham
         Chairman,
         TCBY Enterprises, Inc.                    60      1995     1,428,211                  4.73%

                                                                                       Percentage
                                                                      Common Stock       of Common
           Name and Principal Occupation                 Director     Beneficially         Stock
                 or Employment<F1>                Age     Since         Owned<F2>       Outstanding
         -------------------------------------   -----   --------   -----------------   -----------
     (A) Walter E. Hussman, Jr.
         Publisher,
         Arkansas Democrat-Gazette                 50      1994         2,089<F9>            .01%
         -------------------------

     (C) Frederick E. Joyce, M.D.
         Physician                                 62      1994       228,786<F10>           .76%

     (D) Jack G. Justus
         Executive Vice President,
         Arkansas Farm Bureau Federation           65      1984         7,512<F11>           .03%

     (D) Michael W. Murphy
         President,
         Marmik Oil Company                        49      1985         9,290<F12>           .03%

     (A) Sam C. Sowell
         Chairman,
         Harvey Press, Inc.                        63      1976        27,185<F13>           .09%

     (C) Paul D. Tilley
         President and Chief Executive Officer,
         Highland Resources, Inc.                  55      1989       130,042<F14>           .43%
---------------

(A)  Nominee for election at this year's Annual Meeting for a three year term.

(B)  Nominee for election at this year's Annual Meeting for a one year term.

(C)  Term expires at Annual Meeting in 1998.

(D)  Term expires at Annual Meeting in 1999.

<F1> All persons have been engaged in the occupation identified in the foregoing table for at least five years with the exception of William H. Bowen and Cecil W. Cupp, Jr.  Mr. Bowen's retirement was effective
     December 31, 1990, and his employment with the University of Arkansas at Little Rock School of Law began in July 1995.  Mr. Bowen also served as president and chief executive officer to Healthsource Arkansas
     Ventures, Inc., from September 1993 to December 1995.  Mr. Cupp's retirement was effective December 31,
     1994.

<F2> All shares listed are owned of record, except as described in notes (3) through (14).

<F3> Includes interests in the Company's common stock under the Company's payroll based stock ownership plan and employee stock ownership plan as of December 31, 1995, which interests include sole voting power with respect to the shares, as follows: Mr. Bowen (28,793) and Mr. Grace (29,373).

<F4> John W. Allison owned of record 608,073 shares; 16,638 shares were owned by his wife; 15,873 shares, for which Mr. Allison and his wife have custodial power, were owned by Mr. Allison's children and grandchildren; 97,434 shares were owned by Capital Buyers, Inc., of which Mr. Allison is president.

<F5> Truman Arnold owned of record 552,867 shares; 85,706 shares, of which Mr. Arnold has the right to direct the voting, were owned by a trust; 231,000 shares were owned by Truman Arnold Companies, Inc., of which Mr. Arnold is chairman and chief executive officer; 40,853 shares, of which Mr. Arnold has the right to direct the voting, were owned by Truman Arnold Companies, Inc., Retirement Trust.

<F6> William H. Bowen owned of record 544,398 shares; 86,713 shares were owned by his wife.

<F7> Cecil W. Cupp, Jr.'s ownership includes 741,513 shares which were owned by a trust for which Mr. Cupp is trustee with the right to vote such shares; 3,090 shares were owned by a trust for which his wife is trustee with the right to vote such shares.

<F8> Barnett Grace owned of record 205,047 shares; 1,810 shares were owned by his wife; 2,388 shares, for which Mr. Grace has custodial power, were owned by Mr. Grace's children; 92,208 shares were owned by various trusts for which Mr. Grace is trustee with the right to vote such shares.  Includes exercisable options granted under the 1987 Incentive and Nonqualified Stock Option Plan of 101,102.

<F9> Walter E. Hussman, Jr., owned of record 1,510 shares; 579 shares were owned by various trusts for which
     Mr. Hussman is trustee with the right to vote such shares.

<F10>Frederick E. Joyce, M.D., owned of record 221,526 shares; 7,260 shares, of which Dr. Joyce has the right to direct the voting, were owned by a retirement trust.

<F11>Jack G. Justus owned 7,512 shares jointly with his wife.

<F12>Michael W. Murphy owned of record 1,529 shares; 2,275 shares were owned by his wife; 5,486 shares were owned by trusts for which Mr. Murphy is trustee with the right to vote such shares.

<F13>Sam C. Sowell owned of record 10,937 shares; 16,248 shares were owned jointly with his wife.

<F14>Paul D. Tilley owned of record 3,144 shares; 126,898 shares were owned by Highland Resources, Inc., of which Mr. Tilley is president and chief executive officer.

    The following directors occupy directorships in other registered companies as indicated:

            William H. Bowen             TCBY Enterprises, Inc.

            Frank D. Hickingbotham       TCBY Enterprises, Inc.

            Frederick E. Joyce, M.D.     Southwestern Electric Power Company

            Michael W. Murphy            Murphy Oil Corporation

                               OTHER INFORMATION

    The Board of Directors of the Company held twelve meetings during 1996. The Board of Directors has Audit and Compensation committees. The Board of Directors does not have a standing nominating committee.

    The Audit Committee, which met four times during 1996, presently consists of Directors Clark, Cress, Joyce and Lemley. The functions of the Audit Committee are (a) to review and approve the adequacy of the Company's internal audit plan, internal audit staff and audit budget; (b) to evaluate the Company's internal control structure and risk management program; (c) to recommend annually to the Board of Directors the appointment of independent auditors at determined fees and to approve the scope of the prospective annual audit; (d) to review the Company's financial reporting process and significant accounting policies; and (e) to review the results of various examinations of the Company and its affiliates and management's response thereto.

    The Compensation Committee, which met five times during 1996, presently consists of Directors Allison, Arnold, Cress, Sowell and Tilley. The function of the Compensation Committee is to establish and review the compensation and benefits of certain officers of the Company.

    All of the incumbent members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they served during the last fiscal year, with the exceptions of Directors Hickingbotham, Hussman and Murphy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE SIX PERSONS IDENTIFIED ABOVE AS NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING.

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash and Other Compensation

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four highest-paid executive officers during the Company's previous three fiscal years:

                                           SUMMARY COMPENSATION TABLE
                                                                           Long-term Compensation
                                                                          ------------------------
                                              Annual Compensation                  Awards
                                       ---------------------------------  ------------------------
                                                            Other Annual  Restricted    Securities   All Other
                                                           Compensation     Stock      Underlying  Compensation
  Name and Principal Position   Year  Salary($)  Bonus($)     ($)<F1>    Awards(s)($)  Options(#)     ($)<F2>
 -----------------------------  ----  ---------  --------  ------------  ------------  ----------  ------------
 Barnett Grace                  1996    382,736   229,028           --            --    10,000           15,666
  Chairman, President and       1995    363,216   210,549           --            --    25,279<F3>       11,341
  Chief Executive Officer of    1994    357,782   164,270           --            --        --            6,032
  the Company

 Jack Fleischauer, Jr.<F4>      1996    230,736   117,900           --            --     7,000            5,966
  Chairman, President and       1995    220,801   107,768           --            --    14,483<F3>        1,980
  Chief Executive Officer,      1994    129,400    91,558           --            --    22,414<F3>          870
  First Commercial Bank, N.A.,
  Little Rock, Arkansas

 Edwin P. Henry                 1996    215,211   111,720           --            --     3,000           10,323
  Executive Vice President      1995    203,316    90,291           --            --    13,463<F3>        7,501
  of the Company                1994    182,333    79,235           --            --        --            5,205

 Neil S. West                   1996    211,925    97,674           --            --     5,000            9,154
  Executive Officer of the      1995    199,500    69,564           --            --    19,080<F3>        6,504
  Company; Chairman and Chief   1994    182,333    52,752           --            --        --            3,128
  Executive Officer, Tyler
  Bank and Trust Company, N.A.,
  Tyler, Texas

 Howard M. Qualls               1996    186,888    50,832           --            --     5,000           11,066
  Chairman, President and       1995        N/A       N/A          N/A           N/A       N/A              N/A
  Chief Executive Officer,      1994        N/A       N/A          N/A           N/A       N/A              N/A
  State First National Bank,
  Texarkana, Arkansas
---------------

<F1> Amounts representing personal benefits are not included in this table.  The Company has a policy of providing country club memberships to some of its officers.  The recipients of these items are selected by the Company's executive management.  The Company also provides a medical expense allowance to certain executive officers.  In the Company's estimation, the dollar amount of such items for the personal benefit of each named officer does not exceed the lesser of $50,000 or ten percent (10%) of the aggregate remuneration for any individual.



<F2> "All Other Compensation" for the year ended December 31, 1996, includes the following for Messrs.
     Grace, Fleischauer, Henry, West and Qualls: (i) Company contributions to the 401(k) Retirement Savings
     Plan of $3,950, $3,243, $3,950, $4,319 and $5,682 on behalf of each of the named executives, respectively, (ii) Company contributions to the Non-Qualified Deferred Compensation Plan of $10,276,
     $1,853, $4,123, $3,395 and $1,874 on behalf of each of the named executives, respectively, and (iii)
     Company contributions to the Company's group life insurance policy of $1,440, $870, $2,250, $1,440 and
     $3,510, respectively.  There is no arrangement or understanding, formal or informal, whereby the named executive officers have or will receive or be allocated an interest in any cash surrender value under the Company's insurance policy.

<F3> Reflects a five percent stock dividend paid November 15, 1996, a seven percent stock dividend paid
     January 2, 1996, and a five percent stock dividend paid January 3, 1995.

<F4> Jack Fleischauer, Jr., was employed with the Company as president and chief executive officer of First
     Commercial Bank, N.A., in May 1994.

Options Granted and Options Exercised in the Last Fiscal Year

    The following table sets forth certain information concerning options granted during 1996 to the named executive officers:

                                            OPTION GRANTS IN 1996

                                   Individual Grants
 ------------------------------------------------------------------------------------
                         Number of       % of Total
                        Securities         Options                                     Grant Date Present Value
                        Underlying       Granted to    Exercise or                      as Calculated per the
                          Options       Employees in    Base Price                       Black-Scholes Option
         Name          Granted(#)<F1>   Fiscal Year     ($/Share)    Expiration Date     Pricing Model($)<F2>
 --------------------  --------------  --------------  -----------  -----------------  ------------------------
 Barnett Grace.......      10,000            7.6          37.25     December 17, 2006           91,300

 Jack Fleischauer, Jr.      7,000            5.3          37.25     December 17, 2006           63,910

 Edwin P. Henry......       3,000            2.3          37.25     December 17, 2006           27,390

 Neil S. West........       5,000            3.8          37.25     December 17, 2006           45,650

 Howard M. Qualls....       5,000            3.8          37.25     December 17, 2006           45,650
----------

<F1> Options become exercisable with respect to 20% of the shares covered thereby on the anniversary of the grant date in 1997, 1998, 1999, 2000 and 2001.  If the Company is acquired by another company, any unexercisable portion of the options will become immediately exercisable.

<F2> Based on the Black-Scholes option pricing model as adjusted for the payment of dividends.  Valuations under the model depend on such factors as the volatility of a security's return, the level of interest rates, the relationship of the underlying stock's price to the strike price of the option, current dividends and the time remaining until the option expires.  Valuations under the same model could change if different assumptions as to factors such as volatility and interest rates were made.  Option values are dependent on the future performance of the common stock and overall stock market conditions.
     There can be no assurance that the values reflected in this table will be realized.  The specific variables used for the Black-Scholes valuation in the above table are as follows:  annual volatility of the Company's rate of return on stock of .18; risk-free interest rate of 6.3%; annual dividend yield as of date of option grant of 2.7%; and time to exercise of ten years.  The option's exercise price equals
     100% of the fair market value of the Company's stock on the date of the grant.

    The following table summarizes options exercised during 1996 and presents the value of unexercised options held by the named executive officers at December 31, 1996:

                             OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                    Value Realized     Number of Securities         Value of Unexercised
                                    (Market price     Underlying Unexercised            in-the-Money
                         Shares       at exercise      Options at 12/31/96(#)     Options at 12/31/96($)<F1>
                       Acquired on   less exercise  ---------------------------  ---------------------------
        Name           Exercise(#)     price)($)     Exercisable  Unexercisable   Exercisable  Unexercisable
 -------------------   -----------  --------------  ------------- -------------  ------------- -------------
 Barnett Grace......       986          28,811          101,102        44,720      2,674,844       476,066

 Jack Fleischauer, Jr.      --              --           11,863        32,034        201,983       375,818

 Edwin P. Henry.....        --              --           82,093        18,310      2,322,665       197,543

 Neil S. West.......        --              --           15,384        25,165        252,917       229,842

 Howard M. Qualls...        --              --            1,262        10,041         14,221        55,580
----------

<F1> Amounts represent the excess of the market value over the exercise price for all exercisable shares and all unexercisable shares at December 31, 1996.

Pension Plan

    The following table sets forth the annual life annuity payable under the Company's qualified pension plans to participating employees in the specified remuneration and years of service classification:

                                           ESTIMATED ANNUAL BENEFITS

                Final 5 Year                       Years of Service at Retirement
               Average Annual      --------------------------------------------------------------
                Compensation           15           20           25           30           35
              -----------------    ----------   ----------   ----------   ----------   ----------
                  $100,000           $25,507      $34,010      $42,512      $42,512      $42,512
                   150,000            40,507       54,010       67,512       67,512       67,512
                   200,000<F1>        40,507       54,010       67,512       67,512       67,512
                   300,000<F1>        40,507       54,010       67,512       67,512       67,512
                   400,000<F1>        40,507       54,010       67,512       67,512       67,512
                   500,000<F1>        40,507       54,010       67,512       67,512       67,512
                   600,000<F1>        40,507       54,010       67,512       67,512       67,512
----------

<F1> As required by Section 415 of the Internal Revenue Code, the qualified pension plans' payments may not provide annual benefits exceeding a maximum amount, currently $120,000.  Pursuant to Section 401(a)(17)
     of the Internal Revenue Code, annual compensation in excess of $150,000, for fiscal year 1996, cannot be taken into account in determining qualified pension plan benefits.

    Covered compensation comprises basic compensation and bonuses or incentive compensation up to 20% of basic compensation, paid to all plans' participants. The final average compensation is based on the highest five consecutive years out of the final ten years of employment. Benefits commence at age 70 1/2 or at retirement, if earlier, and continue for the lifetime of the participant. The pension benefits are on the basis of a life only annuity and are reduced for Social Security, but are not reduced by other benefits received by the participants.

    The maximum benefit under the qualified pension plans is limited by Sections 415 and 401(a)(17) of the Internal Revenue Code; however, the Company has adopted a Supplemental Executive Retirement Plan for Barnett Grace. Under this plan, Mr. Grace would receive an amount equal to the benefit payable under the Pension Plan, without regard to such limitations, less the amount actually payable under the qualified pension plan. This amount is further multiplied by a fraction, the numerator of which is the number of years of service from January 1, 1995, and the denominator of which is 15, unless Mr. Grace terminates employment within a period 45 days prior to or 24 months after a change in control of the Company, in which case the multiplier will not apply. The estimated annual benefit payable for life at age 65, which has accrued as of the date of this proxy, is $7,497. However, if the fractional reduction does not apply, the annual benefit payable for life at age 65 is $56,229.

    The estimated years of credited service at December 31, 1996, for each of the named executive officers is as follows: Barnett Grace, 25; Jack Fleischauer, Jr., 3; Edwin P. Henry, 35; Neil S. West, 4; and Howard M. Qualls, 16.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

    The Company has entered into change-in-control agreements with Messrs. Grace, Fleischauer, Henry, West and Qualls. Pursuant to the terms of such agreements, if any of these officers following a "change in control" of the Company is terminated by the Company (prior to his normal retirement date) within two years of the change in control without "cause," or if the officer resigns for "good reason" within twelve months, then such officer is entitled to receive certain cash payments from the Company. Payments shall be made under the agreements which range up to three times the participant's current base salary plus the average bonus for the past two years. Certain agreements are "grossed up" to provide for any excise tax imposed by Section 4999 of the Internal Revenue Code and the continuation of benefits for up to three years.

Remuneration of Directors

    The members of the Board of Directors are paid a fee of $350 per month for advice and assistance called for on a day-to-day basis as well as $500 per meeting for all regular and special meetings of the Board which they attend. In addition, those members of the Board who serve on Board committees are paid a fee of $400 for each meeting they attend and $175 for each meeting via telephone conference in which they participate. Those members of the Board who are also executive officers of the Company do not receive any fees.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of the following directors: Allison, Arnold, Cress, Sowell, and Tilley. There were no committee interlocks or insider participation.

              FIRST COMMERCIAL CORPORATION'S 1996 COMPENSATION
                 COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company presents its report which documents the elements of the Company's executive compensation programs and describes the basis on which 1996 compensation determinations were made by the Committee with respect to the named executive officers in the Proxy Statement.

COMPENSATION PHILOSOPHY

    The following compensation guidelines have been adopted by the Committee and represent the general principles that the Committee considers regarding the remuneration of officers of the Company.

The compensation principles of the Company are:

 - The Company should provide a compensation package that is competitive given our relative size and performance within the banking industry. Our pay posture should enable the Company to attract and retain key executives.

 - Our incentive programs should focus attention on the Company's annual and long-term business objectives and strategy, and should focus executive behavior on meeting those goals.

 - Our pay programs should not provide incentives for our executives to take undue risks in managing the enterprise, nor lead executives to expose the Company and our customers to policies or practices that would undermine the financial strength and reputation of our institution.

 - Our pay program should provide incentive opportunities to improve overall corporate performance relative to other financial institutions with which we compete.

 - The Company should provide stock-based, long-term incentive opportunities to key executives so that executives experience a link between their performance and the returns they generate on behalf of shareholders.

COMPENSATION PROGRAM COMPONENTS

    The particular pay programs for executive officers currently in place at the Company are described below. The Committee actively administers these programs to ensure that they adhere to our compensation principles.

Base Salary

    The Committee establishes base pay levels for executives according to industry salary practices as reflected by published salary surveys. Base pay levels are determined through comparisons with other financial institutions of similar asset size to the Company with a return on assets of at least 1.00%. These comparisons are with companies contained in national, regional and local salary surveys conducted by compensation consultants. These surveys differ from the NASDAQ Financial Stocks Index which the Company uses for the performance graph appearing herein. This index was selected because it is broad-based and thus less subject to volatility on a year-to-year basis. While median levels of compensation are used in survey comparisons, experience within the Company and experience within the actual position are taken into consideration when establishing appropriate salary levels. It is generally the Committee's practice to move executives toward the midpoint of their salary range once they have attained three to five years experience within the position. Thus, executive salary increases are based on competitive practices (i.e., industry survey research), corporate guidelines (i.e., the Company's annual budget and salary administration process), and individual performance (i.e., each executive's stated personal objectives established on an annual basis in accordance with the Company's three year strategic and annual operating plans).

Annual Incentive Compensation

    All executive officers are eligible for and participate in incentive compensation plans. The purpose of the plans is to encourage the achievement of the Company's key financial and operational objectives and to directly link total cash compensation to the performance of the Company and its affiliates. In addition to a stated target award percentage for each participant, there is a threshold level of performance before any incentive pay can be generated from a plan. Basic components of the Corporate plan for Messrs. Grace and Henry include growth (earnings per share), profitability (return on average common stockholders' equity) and quality (accomplishment of personal objectives of each executive officer), each weighted equally.
For 1996, the Company's Growth Factor target and the Profitability Factor target were exceeded; and for the third factor, Quality, each executive's accomplishment of personal objectives was reviewed and found to be acceptable.

    In their capacities as affiliate bank chief executive officers, Messrs. Fleischauer, West and Qualls received their incentive compensation which was determined by the performance of First Commercial Bank, N.A., Tyler Bank and Trust, N.A., and State First National Bank, Texarkana, Arkansas, respectively. Mr. West also received a portion of his incentive compensation determined by the combined performance of all affiliate banks which report to him. Basic components of the affiliate bank chief executive officer plan include bank performance indicators (return on average assets, growth in pre-tax, pre-provision for loan and lease losses income and loan portfolio rating), the Company's earnings per share and an individual rating. The bank performance is weighted 50%, with earnings per share and individual rating weighted 25% each. For 1996, the bank performance targets and earnings per share target were exceeded for each bank and the individual ratings were reviewed and found to be acceptable.

Stock Option Program

    In 1987, the Company adopted the 1987 Incentive and Nonqualified Stock Option Plan. The purpose of the Plan is to retain employees with a high degree of training, experience and ability, to attract highly qualified new employees, to encourage a sense of ownership in the Company, and to stimulate the active interest of participants in the development and financial success of the Company. The Plan allows for the issuance of incentive stock options and nonqualified stock options at no less than fair market value of the Company's stock on the date the option is granted. Options granted under the Plan vest in 20% cumulative installments after the first, second, third, fourth and fifth anniversaries of the granting of the option. No executive officer may receive in a single year more than 25% of the total number of options granted in that year or receive over the life of the Plan more than 25% of the total number of options granted over the life of the Plan.

    Prior to any grant, the Committee reviews the performance of the Company as well as the authorized and outstanding options. The Company's Board of Directors' policy is that five percent will be the maximum number of options outstanding as a percent of total shares outstanding at any one time.

DISCUSSION OF 1996 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    The following is a description of the decisions made by the Committee regarding compensation for Mr. Barnett Grace for 1996:

 - Base salary was increased to $382,736 per annum in 1996. The Committee regards Mr. Grace's pay as being appropriate considering his years of experience in this position and competitive compared to financial institutions of similar size to the Company. Mr. Grace's base compensation is reviewed annually utilizing the process discussed under the heading "Base Salary."

 - The Compensation Committee has awarded Mr. Grace an annual bonus for 1996 in the amount of $229,028. The Company has exceeded target levels established in the annual incentive plan, as described under the heading, "Annual Incentive Compensation," in terms of earnings per share growth and return on average common stockholders' equity. The Committee has deemed the 14.5% growth in earnings per share and the 15.09% return on average common stockholders' equity in comparison with Company target and peer group performance to be of a sufficient magnitude to warrant this payout under the Company's incentive plan.

SUMMARY

    The Committee's compensation decisions for the chairman and other executive officers in 1996 are consistent with the Company's performance, our stated compensation guidelines, and the provisions of our compensation programs. The Committee will continue to monitor and administer all compensation programs for the Company.

The Compensation Committee

    Sam C. Sowell, Chairperson
    John W. Allison
    Truman Arnold
    Robert G. Cress
    Paul D. Tilley

                           STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1996, with the cumulative total returns on the S&P SmallCap 600 Index and the NASDAQ Financial Stocks Index. The comparison assumes $100 was invested on December 31, 1991, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                     Comparison of First Commercial Corporation, S&P SmallCap 600 Index,
                                      and NASDAQ Financial Stocks Index

                          [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                  First Commercial   S&P SmallCap 600   NASDAQ Financial
                                  ----------------   ----------------   ----------------
                        1991          $   100.00         $   100.00         $   100.00
                        1992              109.44             121.04             143.02
                        1993              114.04             143.78             166.23
                        1994              120.82             136.92             166.62
                        1995              184.53             177.94             242.61
                        1996              237.20             215.88             311.07

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Company stock.

    Based upon a review of copies of such reports filed with the Commission and written representations that no other reports were required to be filed, it is the Company's belief that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended December 31, 1996.

    An initial ownership report was filed late for each of Bill I. Crutchfield and Douglas L. Jackson. Both individuals are current on their
Section 16(a) filings at the time of this mailing.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with executive officers of the Company, directors of the Company and principal shareholders. Loans made to members of this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $24.7 million at the highest point in 1996, which represents 5.4% of the Company's average equity capital. Such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loans do not include more than a normal risk of collectibility and do not involve any unfavorable features.

              PROPOSAL TO APPROVE THE 1997 INCENTIVE STOCK PLAN

General

    In 1987 the Company's stockholders approved the 1987 Incentive and Nonqualified Stock Option Plan. Under its terms, this plan expired on February 17, 1997. On February 18, 1997, the Company's Board of Directors adopted, subject to shareholder approval, the 1997 Incentive Stock Plan (the "1997 Plan").

    The purpose of the 1997 Plan is to promote the interests of the Company and its shareholders through the attraction and retention of executive officers and other key employees, to motivate such employees using performance-related incentives linked to longer-range performance goals, and to enable such employees to share in the long-term growth and success of the Company.

    The 1997 Plan permits the grant of nonqualified stock options, incentive stock options (intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, bonus stock, and any other stock unit awards as the committee administering the 1997 Plan may determine under its sole and complete discretion at the time of grant.

    The 1997 Plan shall be administered and interpreted by a committee (the "Committee") consisting of the members of the Compensation Committee of the Company's Board of Directors. The Compensation Committee currently is composed of individuals who are non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Commission, and all of whom are outside directors as defined in applicable Treasury Regulations. The Committee in its sole and complete discretion shall determine those employees who shall be eligible for participation under the 1997 Plan. Subject to certain restrictions, the Committee has broad authority to determine the terms and conditions upon which awards may be granted, including, among other things, when they may be granted, their duration, and conditions for their exercise and forfeiture.

    Participants shall include officers and other key employees of the Company or its subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. The maximum aggregate number of shares that may be issued pursuant to awards made under the Plan shall not exceed 1,200,000 shares of the Company's common stock, which may be in any combination of options, restricted stock, restricted stock units, performance shares, bonus shares, or any other right or option. No participant in the Plan may receive an award which would cause such participant to be issued more than twenty-five percent (25%) of the total number of shares issued over the life of the 1997 Plan.

Stock Options

    The Committee from time to time may grant stock options to key employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of option granted, the option price, the duration of the option, the number of shares to which an option pertains, any conditions imposed upon the exercisability of the options, the conditions under which the option may be terminated and any such other provisions as the Committee may deem to be warranted. The Committee shall determine whether the option is intended to be an incentive stock option within the meaning of Section 422A of the Code, or a nonqualified stock option not intended to be within the provisions of Section 422A of the Code. The option price per share for any options granted under the 1997 Plan shall not be less than 100% of the fair market value of a share of the Company's common stock on the date of grant of the option.

    The 1997 Plan provides that in the event of a "Change in Control," all outstanding options that have not previously terminated, expired, lapsed or forfeited shall become immediately vested and, if they are not yet exercisable, shall become immediately exercisable. A Change in Control is deemed to have occurred under the 1997 Plan if (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the voting power of the Company's then outstanding securities; (ii) the Company shall enter into a merger, consolidation, share exchange, division or other reorganization or transaction of the Company unless such transaction results in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least sixty percent (60%) of the combined voting power immediately after such transaction of either (a) the Company's outstanding securities, (b) the surviving entity's outstanding securities or (c) in the case of a division, the outstanding securities of each entity resulting from the division; (iii) the shareholders of the Company approve a plan of liquidation or a sale of all or substantially all of the Company's assets; or
(iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board.

    The option price shall be payable to the Company in cash or by delivery of already-owned shares of common stock of the Company, or by a combination of the foregoing. Additionally, the Company may, but shall not be required to, cooperate in cashless exercises of options whereby the participant through the use of a brokerage firm makes payment to the Company of the option price either from the proceeds of a loan obtained through the brokerage firm or from the proceeds of the sale of stock issued pursuant to the exercise of the option.

Stock Appreciation Rights

    The Committee from time to time may grant freestanding stock appreciation rights or stock appreciation rights in tandem with an option. A stock appreciation right gives the grantee the right to receive an amount equal to the excess of the fair market value of a share of the Company's common stock as determined on the date of exercise over the fair market value of a share on the date of grant of the stock appreciation right. The exercise price of a stock appreciation right shall not be less than 100% of the fair market value of the common stock on the date of grant. The Committee shall determine whether the appreciation is paid in cash or stock, or a combination thereof.

Restricted Stock and Restricted Stock Units

    The Committee from time to time may grant shares of restricted stock and restricted stock units to participants under the 1997 Plan. The Committee shall determine the restrictions to be applied, the period of restriction, and the number of shares of restricted stock granted. Conditions for removal of the restrictions may include, but shall not be limited to, achievement of business or financial goals of the Company such as absolute or relative increases in total shareholder returns, revenues, sales, net income, or net worth of the Company or any of its subsidiaries. Participants receiving restricted stock and restricted stock unit awards are not required to pay the Company for such awards other than the rendering of services and/or until other considerations are satisfied as determined by the Committee in its sole discretion. Participants to whom restricted stock is granted are entitled to all other benefits of stockholders, including the receipt of dividends and voting rights.

Performance-Based Awards

    The Committee from time to time may issue performance awards in the form of either performance units or performance shares to participants subject to such performance goals and performance periods as the Committee shall determine. Participants receiving performance awards are not required to pay the Company for such awards other than the rendering of services. The Committee shall determine the number and value of performance units or performance shares granted to each participant as a performance award. The Committee shall set performance goals in its discretion for each participant who is granted such an award. The extent to which such performance goals are met will determine the value of the performance unit or performance shares. Such performance goals may be particular to a participant, may relate to the performance of the Company or the subsidiary which employs the participant, may be based on the performance of the Company generally, or a combination of the foregoing. The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably situated. Payment of the amount to which a participant shall be entitled upon the settlement of a performance award shall be made in cash, stock, or a combination thereof as determined by the Committee.

Bonus Stock

    The Committee from time to time may award shares of bonus stock to participants under the 1997 Plan without cash consideration. Such awards may or may not, in the discretion of the Committee, be subject to performance criteria.

Performance-Based Compensation in General

    Section 162(m) of the Code prevents public corporations from deducting as a business expense that portion of compensation exceeding $1,000,000 paid to a named executive officer (i.e., any individual named in the Summary Compensation Table included in a proxy statement). This deduction limit does not apply, however, to "performance-based compensation." Performance-based compensation is compensation that is paid solely on account of the attainment of one or more preestablished, objective performance goals. It is the Company's intention with respect to awards made to named executive officers under the 1997 Plan that such awards will be deemed to be performance-based compensation.

    Stock options and stock appreciation rights awarded under the 1997 Plan will be performance-based compensation because the exercise price of such awards may not be less than the fair market value of a share of Company common stock on the date of grant. Any other awards made to named executive officers under the 1997 Plan will be performance-based compensation because such awards will be subject to the attainment of preestablished objective performance goals including: (i) total stockholder return (stock price appreciation plus dividends), (ii) net income, (iii) earnings per share, (iv) return on sales, (v) return on equity, (vi) return on assets, (vii) increase in the market price of the Company's common stock or other securities of the Company, and (viii) the performance of the Company in any of the items mentioned in clauses (i) through (vii) in comparison to the average performance of companies combined into a Company-constructed peer group established before the beginning of the performance period.

    All performance measures for a relevant performance period shall be established by the Committee in writing prior to the beginning of the performance period or by such other later date as may be permitted under
Section 162(m) of the Code. Performance measures may be based on one or more of the business criteria listed above. No performance measures shall allow for any discretion by the Committee to increase any award, but discretion to lower awards is permissible. The payment of any award under the 1997 Plan to a named executive officer with respect to a relevant performance period shall be contingent upon written certification by the Committee prior to any such payment that the applicable performance measure relating to the award has been satisfied. Failure of stockholders to approve the 1997 Plan shall result in no awards being granted to named executive officers under the 1997 Plan.

Tax Information

    As discussed above, some of the stock options issuable under the 1997 Plan are intended to constitute "incentive stock options" within the meaning of Section 422A of the Code, while other stock options granted under the 1997 Plan will be "non-qualified stock options." Under currently applicable provisions of the Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the 1997 Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a nonqualified stock option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the exercise price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the optionee. Upon the exercise of an incentive stock option, there is no regular income tax recognized by the optionee at the time of exercise, except if the exercise price is less than the stock's fair market value at the time of exercise, the difference is a tax preference item for minimum tax purposes. If the stock is held at least one (1) year following the exercise date and at least two (2) years from the date of grant of the option, the optionee will realize a capital gain or loss upon sale, measured as the difference between the exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed by the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

    Upon the exercise of a stock appreciation right, the grantee recognizes as taxable income an amount equal to any cash received plus an amount equal to the fair market value of any stock received. The Company is entitled to a deduction for federal tax purposes in an amount equal to the income recognized by the grantee.

    At the time restricted stock or bonus stock granted under the 1997 Plan is either transferable or no longer subject to a substantial risk of forfeiture, the grantee recognizes taxable income in an amount equal to the then fair market value of the stock. However, the grantee may make an election to be taxed as of the date the restricted stock or bonus stock is granted, in which case the grantee recognizes taxable income in an amount equal to the fair market value of the stock as of the grant date.

Other Matters

    The 1997 Plan terminates February 17, 2007. The Committee or Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, any requirement under Section 16(b) of the Securities Exchange Act of 1934, or any requirement for the performance-based compensation exception under
Section 162(m) of the Code.

    Approval of the 1997 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will not be counted as votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1997 INCENTIVE STOCK PLAN.

                   RELATIONSHIP WITH INDEPENDENT AUDITORS

    The principal auditor for the Company is the independent certified public accounting firm of Ernst & Young LLP. The Audit Committee recommended to the Board of Directors the appointment of Ernst & Young LLP to examine the Company's consolidated financial statements for the year ended December 31, 1996. The Company has been advised by Ernst & Young LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationships that exist between independent auditors and clients. The Audit Committee will recommend to the Board of Directors the principal auditors for the year ended December 31, 1997, at the Board's July 1997 meeting.

    Representatives of Ernst & Young LLP will be present at the shareholders' meeting, will have an opportunity to make a statement to the shareholders, if desired, and will be available to respond to appropriate questions from shareholders.

                                OTHER MATTERS

    So far as is now known to the management of the Company, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the attached Proxy will have discretionary authority to vote all proxies in accordance with their judgment.

                            FINANCIAL STATEMENTS

    Financial statements of the Company appear in the Company's 1996 Annual Report to Shareholders which is being delivered herewith.

                            SHAREHOLDER PROPOSALS

    Shareholder proposals, if any, to be included in the Company's 1998 Proxy Statement and presented at the Company's 1998 annual meeting of shareholders must be received by the Company at its office in Little Rock, Arkansas, addressed to the Secretary, not later than November 17, 1997.

                                         By Order of the Board of Directors,

                                          /s/ Donna Rogers

                                         Donna B. Rogers, Secretary

Little Rock, Arkansas
March 17, 1997

                                 APPENDIX A

                             PROXY CARD [FRONT]

                         FIRST COMMERCIAL CORPORATION
                          First Commercial Building
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                         Telephone No. (501) 371-7000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    PROXY

    The undersigned hereby appoints Guy Amsler, Jr. and James H. Rice, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of First Commercial Corporation, held of record by the undersigned on February 20, 1997, at the annual meeting of shareholders to be held on April 15, 1997, or any adjournment thereof.

A vote "FOR" the following proposals is recommended by the Board of Directors.

1.  ELECTION OF DIRECTORS

  [   ]  FOR all nominees listed below            [   ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)        to vote for all
                                                         nominees

  (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name in the list below.)

  Nominees:

             WILLIAM H. BOWEN  *  PEGGY CLARK  *  ROBERT G. CRESS
        CECIL W. CUPP, JR.  *  WALTER E. HUSSMAN, JR.  *  SAM C. SOWELL

2. To approve and ratify the adoption by the Board of Directors of the 1997 Incentive Stock Plan.

            [   ]  FOR          [   ]  AGAINST      [   ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           (Continued on other side)

                              PROXY CARD [BACK]

                          (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated                         , 1997
         ------------------------          ---------------------------------
                                            Signature

                                           ---------------------------------
                                            Signature if jointly held

                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN THIS PROXY PROMPTLY
                                           USING THE ENCLOSED ENVELOPE.